Exhibit (a)(1)(v)

Notice of Withdrawal of Tender Regarding Shares in

Fairway Private Equity & Venture Capital Opportunities Fund

Tendered Pursuant to the Offer to Repurchase

Dated November 2, 2026

The Offer and withdrawal rights will expire on December 30, 2026 and this Notice of Withdrawal must be received by

the Fund’s Administrator, either by regular mail, overnight/certified mail or fax,

by 11:59 p.m., Eastern Time, on December 30, 2026, unless the Offer is extended

Complete this Notice of Withdrawal and follow the transmittal instructions included herein

Regular Mail	Overnight/Certified Mail
Fairway Private Equity & Venture Capital Opportunities Fund c/o Ultimus Fund Solutions, LLC P.O. Box 46707 Cincinnati, OH 45246	Fairway Private Equity & Venture Capital Opportunities Fund c/o Ultimus Fund Solutions, LLC 225 Pictoria Drive, Suite 450 Cincinnati, OH 45246

Fax	FOR ADDITIONAL INFORMATION CALL:
(402) 963-9094	(833) 741-7382

You are responsible for confirming that this Notice is received timely by Ultimus Fund Solutions, LLC, the Fund’s administrator. To assure good delivery, please send this page to Ultimus Fund Solutions, LLC and not to your financial advisor. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name:

Fund Account #:

Account Name/Registration:

Telephone Number:

SSN or Tax ID:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

1

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

2